Exhibit 4.3

INTUITY MEDICAL, INC.

a Delaware corporation

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

dated as of

October 15, 2020

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of October 15, 2020 by and among Intuity Medical, Inc., a Delaware corporation (the “Company”), certain holders of Common Stock (as defined below) whose names and addresses are listed on Schedule 1 attached hereto (the “Common Holders”), the Prior Preferred Holders (as defined below) named in Schedule 2 attached hereto, the investors named in Schedule 3 attached hereto (the “New Series A Holders”), the investors named in Schedule 4 attached hereto (the “New Series A-1 Holders”), the investors named in Schedule 5 attached hereto (the “New Series B Holders”), the investors named in Schedule 6 attached hereto (the “New Series B-1 Holders”), the investors named in Schedule 7 attached hereto (the “New Series C Holders”) and the investors named in Schedule 8 attached hereto (the “New Series C-1 Holders”).

RECITALS

A. The Company is a party to that certain Tenth Amended and Restated Investors’ Rights Agreement, dated as of May 20, 2020 (the “Existing Investors’ Agreement”).

B. Concurrently with the execution of this Agreement, the Company has entered into a New Series B, B-1, C and C-1 Preferred Stock Purchase Agreement, of even date herewith (as the same may be amended and/or restated from time to time, the “Purchase Agreement”), pursuant to which the Company has agreed to issue shares of the Company’s New Series B Convertible Participating Preferred Stock, $0.001 par value (the “New Series B Preferred”), New Series B-1 Convertible Participating Preferred Stock, $0.001 par value (the “New Series B-1 Preferred” and together with the New Series B Preferred, the “New Series B/B-1 Preferred”), New Series C Convertible Participating Preferred Stock, $0.001 par value (the “New Series C Preferred”) and New Series C-1 Convertible Participating Preferred Stock, $0.001 par value (the “New Series C-1 Preferred” and together with the New Series C Preferred, the “New Series C/C-1 Preferred”), to the extent and in such amounts as set forth in the Purchase Agreement.

C. The parties each desire to consummate the transactions contemplated by the Purchase Agreement and are willing to enter into this Agreement as an inducement to each other to complete the transactions contemplated by the Purchase Agreement.

D. The parties desire to set forth certain rights and restrictions related to the ownership and disposition of their respective shares of capital stock in the Company.

E. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Holder, severally and not jointly, intending to be legally bound, hereby agree as follows:

1. REGISTRATION RIGHTS.

1.1 Definitions. In addition to the definitions set forth elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

(a) The term “Affiliate” means any Person which controls, is controlled by or is under common control with any other Person or Persons. For the purposes of this definition, “control” has the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

(b) The term “Board” or “Board of Directors” means the Board of Directors of the Company.

(c) The term “Commission” means the United States Securities and Exchange Commission, and any successor thereto.

(d) The term “Conversion Common Stock” means the shares of Common Stock issued upon the conversion of the Prior Preferred Stock pursuant to the Automatic Conversion.

(e) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

(f) The term “Form S-1” or “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(g) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof who has become a party to this Agreement in accordance with Section 1.12 hereof.

(h) The term “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization.

(i) The term “New Series A Preferred” means shares of the Company’s New Series A Convertible Participating Preferred Stock, par value $0.001 per share.

(j) The term “New Series A-1 Preferred” means shares of the Company’s New Series A-1 Convertible Participating Preferred Stock, par value $0.001 per share.

(k) The term “Preferred Holders” means collectively the holders of the Company’s issued and outstanding New Series A Preferred, New Series A-1 Preferred, New Series B Preferred, New Series B-1 Preferred, New Series C Preferred and New Series C-1 Preferred, or persons who have acquired shares from such holders or their transferees or assignees in accordance with the provisions of this Agreement.

(l) The term “Preferred Stock” means collectively all of the Company’s issued and outstanding New Series A Preferred, New Series A-1 Preferred, New Series B Preferred, New Series B-1 Preferred, New Series C Preferred and New Series C-1 Preferred.

(m) The term “Prior Preferred Holders” means collectively the holders of the Company’s issued and outstanding Conversion Common Stock, or persons who have acquired shares from such holders or their transferees or assignees in accordance with the provisions of this Agreement.

(n) The term “Prior Preferred Stock” means the Company’s previously outstanding Series 1 Convertible Participating Preferred Stock, Series 2 Convertible Participating Preferred Stock, Series 3 Convertible Participating Preferred Stock, Series 4 Convertible Participating Preferred Stock and Series 5 Convertible Participating Preferred Stock.

(o) The term “Qualified IPO” means the closing of a bona fide firm commitment underwritten initial public offering by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Company to the public at an offering price per share to the public in which (the aggregate gross proceeds received by the Company prior to underwriter discounts, commissions and expenses equals or exceeds $75,000,000 (as adjusted to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the closing date) and (ii) the holders of New Series B/B-1 Preferred and the holders of New Series C/C-1 Preferred receive their IPO Liquidation Amounts (as defined in the Company’s Amended and Restated Certificate of Incorporation).

(p) The term “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(q) The term “Registrable Securities” means (i) any shares of Common Stock issuable or issued upon conversion of the Preferred Stock owned by a Preferred Holder and any other shares of Common Stock issued, or issuable upon conversion or exercise of any convertible securities, owned by any such Preferred Holder prior to the Company’s initial public offering, (ii) all shares of Common Stock or Conversion Common Stock owned by the Common Holders or the Prior Preferred Holders (in each case including shares of Common Stock issued or issuable, directly or indirectly, upon conversion or exercise of instruments held by any such Common Holders or Prior Preferred Holders), and (iii) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a dividend, stock split, reclassification, recapitalization or other distribution with respect to, in exchange for or in replacement of any Registrable Securities, excluding in all cases, however, any Registrable Securities (x) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (y) publicly sold pursuant to Rule 144 under the Securities Act and (z) sold by a Person in a transaction in which his, her or its rights under this Section 1 are not effectively assigned pursuant to this Agreement.

(r) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock then outstanding that are Registrable Securities, and the number of shares of Common Stock issuable pursuant to then exercisable, exchangeable or convertible securities which would be Registrable Securities upon such issuance.

(s) The term “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor rule thereto.

(t) The term “SRI” means SRI International, which is a holder of shares of Common Stock of the Company.

(u) The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

(v) The term “Significant Stockholder” means any stockholder of the Company that beneficially owns at least 1,000,000 shares of New Series A Preferred, New Series A-1 Preferred, New Series B/B-1 Preferred, New Series C/C-1 Preferred or Conversion Common Stock (or, in either case, Common Stock issued upon conversion thereof), on a combined and as-if converted basis (as adjusted to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the closing date).

(w) The term “Special Registration Statement” means a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

1.2 Demand Registration.

(a) If the Company shall receive, at any time after the earlier of (i) the effective date of the registration statement for a Qualified IPO or (ii) October 14, 2023, a written request from the record Holder(s) of a majority of the shares of Preferred Stock then outstanding, including Common Stock issued on conversion of Preferred Stock, and the shares of Conversion Common Stock then outstanding, voting together (on a combined and as-if converted basis) (the “Initiating Holders”), that the Company file a registration statement under the Securities Act (the “Registration Request”), then the Company shall:

(i) within 10 days of the receipt of the Registration Request, give written notice of such request to all Holders that such registration is to be effected (the “Registration Notice”); and

(ii) use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of the Registration Request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in the Registration Request and such additional Registrable Securities for which it has received written requests to register by such other Holders within 45 days after delivery of the Registration Notice, subject to the limitations of subsection 1.2(b).

(b) If the Company is required to use Form S-1 (or similar forms promulgated after the date hereof), the Company shall be obligated to (i) proceed with filing the registration statement only if the registration to be effected pursuant to the Registration Request has anticipated aggregate gross offering proceeds of at least $10,000,000 and (ii) prepare, file and cause to become effective, at the sole expense of the Company, no more than two (2) registration statements on Form S-1 (or similar forms promulgated after the date hereof) pursuant to Registration Requests made under this Section 1.2. Once the Company has prepared, filed and caused to become effective two (2) registrations on Form S-1, at its sole expense, it shall still be obligated to comply with this Section 1.2, but the expense of any such registration shall be borne by the Holders participating in such registration.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by such request by means of an underwriting, they shall so advise the Company as a part of their Registration Request and the Company shall include such information in the Registration Notice. The underwriter will be selected by the Company and a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all participating Holders according to the total amount of securities entitled to be included therein owned by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 within thirty (30) days of the Registration Request a certificate signed by the President and Chief Executive Officer of the Company stating that (i) the Company pursuant to an action approved by the Board already has a present plan to commence preparation of a registration statement, other than a Special Registration Statement, and to file the same within ninety (90) days, or (ii) in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 60 days from the date of the certificate required herein; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

(e) In the event that the Holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section 1.2 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and, unless the withdrawal is based on a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their registration request, the Holders of such Registrable Securities agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, and, if such Holders in fact so reimburse the Company, then the Holders of such Registrable Securities shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to this Section 1.2.

(f) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) during the period starting with the date of filing of, and ending on a date 180 days after the effective date of, a registration filed in connection with the Company’s Qualified IPO of its Common Stock; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.

(g) If, at the time a Registration Request is received by the Company, the Company has already determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the Company’s proposed offer and sale for cash of its securities, the Registration Request shall be deemed to have been given pursuant to Section 1.3 rather than this Section 1.2, and the rights and obligations of the Holders and the Company with respect to the Registration Request shall be governed by Section 1.3 hereof.

1.3 Company Registration.

(a) Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration on a form that does not permit the inclusion of shares by its security holders), the Company shall give written notice of its determination to all record Holders of Registrable Securities (a “Participation Notice”). Upon the written request of a record Holder of any Registrable Securities given within thirty (30) days after receipt of a Participation Notice, the Company will, except as herein provided, cause all such Registrable Securities, the record Holders of which have so requested registration thereof, to be included in such registration statement. If any registration pursuant to this Section 1.3 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 1.3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

(b) Nothing contained in this Agreement shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it without any liability to the Holders of Registrable Securities. If the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company’s decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security Holders who wish to proceed with a public offering of their securities and who bear all expenses incurred by the Company as the result of such registration arising after the Company has decided not to proceed.

(c) If, in the good faith judgment of the Company and its underwriter of such public offering, the inclusion of all of the Registrable Securities originally covered by a request for registration would interfere with the successful marketing of the shares of stock offered by the Company, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced, pro rata among the Holders participating in the offering according to the total amount of securities entitled to be included therein owned by the Holders; provided, however, that such number of shares of Registrable Securities shall not be reduced until any shares to be included in such underwriting for the account of any person other than the Company or the requesting Holders have been completely eliminated from the registration, and provided, further, that the number of shares of Registrable Securities shall not be reduced below an amount equal to 30% of the total number of shares to be included in the registration unless the underwriting is in connection with the Company’s Qualified IPO, in which case all shares may be excluded.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, and keep such registration statement effective for such period as may be necessary to effect the sale of such Registrable Securities registered thereunder;

(b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be necessary to effect the sale of such Registrable Securities registered thereunder;

(c) furnish to each Holder of Registrable Securities participating in such registration and to the underwriters such numbers of copies of the registration statement, preliminary prospectus, final prospectus (each in conformity with the requirements of the Securities Act), and such other documents as they may reasonably request in order to facilitate the public offering of such Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) notify each Holder of Registrable Securities participating in such registration and the special counsel to the Holders (as described in Section 1.6 below) promptly after the Company receives notice, of the time when the registration statement with respect to such Registrable Securities has become effective or a supplement to any prospectus forming part of such registration statement has been filed;

(f) notify such Holders participating in such registration promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(g) prepare and file with the Commission, promptly upon the request of any such Holders participating in such registration, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities to the public by such Holder;

(h) prepare and promptly file with the Commission, and promptly notify such Holders of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus, as then in effect, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(i) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least two (2) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law;

(j) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(k) notify each Holder of Registrable Securities participating in such registration and the special counsel to the Holders (as described in Section 1.6 below) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(l) provide to the special counsel to the Holders (as described in Section 1.6 below), without charge and at least 5 days prior to filing with the Commission, such registration statement and any amendment or supplement to such registration statement, for review; and negotiate in good faith with the special counsel toward resolving any reasonable objection of the special counsel on the grounds that such registration statement or any amendment or supplement to such registration statement or prospectus does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated under the Securities Act prior to filing such registration statement, amendment or supplement, unless in the opinion of counsel for the Company filing of such registration statement, amendment or supplement is reasonably necessary to protect the Company from liability under any applicable federal or state securities law;

(m) provide to the special counsel to the Holders (as described in Section 1.6 below), without charge, copies of any correspondence between the Company and the Commission or its staff relating to the filing or effectiveness of such registration statement;

(n) cause all Registrable Securities covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(o) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(p) notify each Holder of Registrable Securities participating in such registration and the special counsel to the Holders (as described in Section 1.6 below) promptly after the Company receives (i) notice, or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of a registration statement or the initiation or threatening of any proceeding for that purpose, or (ii) any notification with respect to the suspension, or threatened suspension, of the registration or qualification of any Registrable Securities under the state securities or Blue Sky laws of any jurisdiction, and, promptly use the Company’s commercially reasonable efforts to prevent the issuance of any stop order or suspension of registration or qualification, or to obtain withdrawal of any stop order or suspension of registration or qualification if issued; and

(q) at the request of any Holder of Registrable Securities participating in such registration pursuant to this Section 1, furnish (i) an opinion, dated as of the closing date of the offering, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) letters, dated as of the effective date of the registration statement and as of the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Registration.

(a) Demand Registration. The Company shall bear all of the expenses incurred in connection with registrations, filing or qualifications pursuant to Section 1.2, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company; provided, however, that the Company shall not be required to pay (i) any underwriter’s commissions or discounts or transfer taxes related to the proposed offer and sale of Registrable Securities for the account of the Holders thereof, (ii) fees and expenses of special counsel, if any, for the selling Holders, or (iii) expenses of any registration proceeding begun pursuant to Section 1.2 if (A) the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (B) the Company has already effected two registrations, at its expense, pursuant to Section 1.2.

(b) Company Registration. The Company shall bear and pay all expenses of the Holders incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 1.3 in which the Company is selling any of its securities in such registration, including without limitation all registration, filing and qualification fees, and printers and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company and fees and expenses of one special counsel, if any, to the selling Holders; provided, however, that the Company shall not be required to pay any underwriter’s commissions or discounts or transfer taxes related to the proposed offer and sale of Registrable Securities for the account of the Holders thereof. If the Company is not selling any of its securities in such registration, however, all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registration pursuant to Section 1.3 shall be borne by the selling Holders.

1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners and legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls or is deemed to control such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against, and will reimburse such Holder and each such underwriter and controlling Person with respect to, any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or free writing prospectuses issued in connect therewith; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other costs and expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person.

(b) To the fullest extent permitted by law, each selling Holder of Registrable Securities which is included in the registration statement pursuant to the provisions hereof will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, the Company’s legal counsel, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided that, in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by a party entitled to indemnification under this Section 1.9 (each, an “Indemnified Party”) of notice of the commencement of any action (including any governmental action) involving the subject matter of the foregoing indemnification provisions, such Indemnified Party will, if a claim is to be made against the party obligated to provide indemnification pursuant to this Section 1.9 (each, an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 1.9 to the extent of such prejudice, but the omission to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

1.11 Form S-3 Registration. In case the Company shall receive a written request from the record Holder(s) of at least 10% of Registrable Securities then outstanding that the Company effect a registration on Form S-3 (or any equivalent successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration and any related qualification or compliance to all other Holders;

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11 if: (i) the registration to be effected does not have anticipated aggregate gross offering proceeds of at least $1,000,000, (ii) the Company has already prepared, filed and caused to become effective, at the sole expense of the Company, two (2) registration statements on Form S-3 (or similar forms promulgated after the date hereof) pursuant to requests made under this Section 1.11 in the preceding twelve (12) months, (iii) Form S-3 (or any equivalent successor form) is not available for such offering by the Holders; (iv) the Company shall furnish to the Holders within thirty (30) days of receipt of the notice given pursuant to Section 1.11(a) a certificate signed by the President and Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right to defer more than twice in any 12-month period; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

(c) pay all expenses incurred in connection with a registration requested pursuant to this Section 1.11, including without limitation all registration, filing, qualification, printer’s and accounting fees, fees and disbursements of counsel for the Company and up to $30,000 for one special counsel of the selling stockholders; provided, however, the Company will not be required to pay underwriter’s commissions or discount or transfer taxes or fees, if any, for the selling Holders. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or Section 1.3, respectively.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within ten days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee is not a competitor of the Company, (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; (d) such transferee or assignee owns at least 20,000 shares of the Company’s capital stock following the transfer or assignment; (e) such transferee or assignee acquires at least twenty-five percent (25%) of the shares held by such transferring Holder immediately prior to the transfer (or Common Stock issued upon conversion of such Preferred Stock); (f) such transferee or assignee agrees in writing, by executing a joinder to this Agreement, to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.14 below; and (g) such transferee is a transferee permitted in Section 4.1 of this Agreement. The transfer of registration rights to a limited or general partner of any Holder, or an Affiliate of such Holder, will be without restriction as to any minimum number of shares of Preferred Stock held by such Holder. SRI hereby covenants to the Company and the Preferred Holders that, notwithstanding anything to the contrary contained herein or the Tenth Amended and Restated Voting, Right of First Refusal and Co-Sale Agreement of even date herewith, (i) all officers, directors, or key employees of SRI who have received a stock option to purchase shares of the Company’s Common Stock held by SRI (an “Option Award”) or a stock bonus of shares of the Company’s Common Stock held by SRI (a “Bonus Award”) under the Sarnoff Corporation 2002 Incentive Plan II (the “SRI Plan”) to date are listed on Exhibit A to this Agreement (each a “SRI Employee” and, collectively, the “SRI Employees”), (ii) as of the date of this Agreement, SRI has not requested the Company to transfer or register any of its shares of Common Stock to or in the name of any SRI Employee; (iii) prior to requesting the Company to transfer or register any shares of Common Stock owned beneficially and of record by SRI to or in the name of any SRI

Employee, SRI will require such SRI Employee to agree in writing, by executing a joinder to this Agreement, to be bound by and subject to the terms and conditions of this Agreement in the same manner as if the SRI Employee were an original party to this Agreement, (iv) the registration rights provided in this Agreement are the only registration rights the SRI Employees are or will be entitled to in connection with such SRI Employee’s award under the SRI Plan and (v) it currently does not anticipate granting any additional Option Awards or Bonus Awards to any employee, officer or directors of SRI under the SRI Plan after the date of this Agreement, but if it does grant additional Option Awards and Bonus Awards, in no event shall such grants exceed 25,800 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) as provided in the SRI Plan. Notwithstanding Section 1.12(d) above, the transfer of registration rights to a SRI Employee by SRI pursuant to the foregoing conditions will be without restriction as to any number of shares of Common Stock held by SRI or transferred to the SRI Employee.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder any rights to request or participate in any registration of Company securities.

1.14 “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement in connection with a firm commitment underwritten public offering of the Company’s Common Stock or other securities to the general public, it shall not, to the extent requested by the Company or such underwriter, (i) directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees (including limited partners of any Holder) who agree to be similarly bound) any Registrable Securities or other securities of the Company held by it, except Common Stock or other securities included in such registration, or (ii) enter into any hedging swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with a bona fide firm commitment underwritten initial public offering by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Company; provided, however, that (i) all officers and directors of the Company and all holders of at least 1% of the Company’s equity securities purchased from the Company (other than securities purchased from the Company at any time after the date of this Agreement in a registered public offering) are bound by and have entered into a similar agreement and the restriction on transfer has not been waived in whole or in part with respect to any such officers, directors or holders, and (ii) the restriction shall not apply to a registration on a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. For clarity, this Section 1.14 shall apply to the NB Funds but shall not apply to any other funds or separate accounts managed by Neuberger Berman Investment Advisers LLC or its affiliates that do not directly hold securities in the Company. Any release or waiver of the restrictions set forth above with respect to any institutional investor shall be made on a pro rata basis based on the number of shares of Common Stock then subject to such restrictions.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after such time as such Holder may sell all of such Holder’s Registrable Securities held or entitled to be held upon conversion by such Holder in any 90-day period in a single transaction under Rule 144 of the Securities Act (or similar exception).

1.16 Registration of Common Stock. The Company shall have no obligation to register an offering of Preferred Stock and the foregoing registration rights apply only to the registration of Common Stock issued upon conversion of Preferred Stock, Conversion Common Stock or Common Stock issued upon conversion or exercise of any other convertible securities, held by the Holder.

2. AFFIRMATIVE COVENANTS OF THE COMPANY.

2.1 Corporate Existence. The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a Material Adverse Effect on the Company or its business or operations.

2.2 Use of Proceeds. The Company shall use the proceeds from the transactions contemplated hereby primarily to fund the capital expenditures and other expenses related to the Company’s new manufacturing lines. A portion of the proceeds may be used to fund working capital needs and other general corporate purposes.

2.3 Books of Account and Reserves. From and after the Closing Date, the Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company will also employ certified public accountants from a nationally recognized accounting firm as selected by the Board who are “independent” within the meaning of the accounting regulations of the Commission (the “Accountants”). The Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company.

2.4 Financial Statements and Other Information.

(a) The Company shall deliver to each Significant Stockholder:

(i) as soon as available, but in any event within 30 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its subsidiaries and unaudited balance sheets of the Company and its subsidiaries as of the end of each such fiscal quarter, and all such statements shall be prepared in accordance with GAAP, consistently applied, except that they may not contain full footnote disclosures and may be subject to normal year-end adjustments;

(ii) as soon as available, but in any event within 180 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company and its subsidiaries for each fiscal year and audited consolidated balance sheets of the Company and its subsidiaries as of the end of the fiscal year, all prepared in accordance with GAAP, consistently applied; provided, however, that the Board of Directors may extend the deadline for the delivery of the financial statements described in this Section 2.4(a)(ii) to no later than July 31 of each fiscal year;

(iii) with reasonable promptness, such other financial information and projections relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time the Significant Stockholders may reasonably request, including without limitation a copy of any management letters provided by the Company’s auditors and other information sent generally to the Company’s stockholders;

(iv) within ten (10) days after the Company learns of the commencement or written threats of the commencement of any material lawsuit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

(v) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to stockholders of the Company or to any national securities exchange; and

(vi) with reasonable promptness, notice of any default in any agreement involving obligations of or payments to the Company in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

2.5 Inspection. The Company shall permit each Significant Stockholder and its representatives, upon reasonable notice and during normal business hours and at such other times as any such Person may reasonably request, to (a) examine the corporate and financial books and records of the Company and its subsidiaries and make copies thereof or extracts therefrom, (b) discuss the affairs, finances and accounts of any such entities with the directors, officers, employees, lawyers and independent accountants of the Company and its subsidiaries and (c) visit and inspect any of the Company’s properties, as well as those of its subsidiaries; provided, however, that such examinations, discussions and visits shall not unreasonably interfere with the Company’s operation of its business.

2.6 Observer Rights. (i) After such time as Charles Larsen no longer serves on the Company’s Board of Directors, as long as AMV Partners II, L.P. (“AMV”) owns any shares of the Company’s capital stock, the Company shall invite a representative of AMV to attend all meetings of its Board of Directors in a nonvoting observer capacity, (ii) as long as IGC Fund VI, L.P. (“IGC”) owns any shares of the Company’s capital stock, the Company shall invite a representative of IGC to attend all meetings of its Board of Directors in a nonvoting observer capacity, (iii) as long as KCK Ltd. (“KCK”) owns any shares of the Company’s capital stock, the Company shall invite a representative of KCK to attend all meetings of its Board of Directors in a nonvoting observer capacity and (iv) as long as Neuberger Berman Principal Strategies PRIMA Fund LP or Neuberger Berman Principal Strategies PRIMA Co-Invest Fund III LP (the “NB Funds”) hold shares of New Series B/B-1 Preferred or New Series C/C-1 Preferred and until such time as the NB Funds shall have the right to appoint a member of the Board of Directors, the Company shall invite a representative of the NB Funds to attend all meetings of its Board of Directors in a nonvoting observer capacity, and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representatives shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Holder or its representative is a competitor of the Company.

2.7 Compensation Committee. The Company shall maintain a compensation committee of the Board of Directors, membership of which shall be determined by the Board of Directors by mutual agreement after the date hereof. The director designated to the Board of Directors by PTV IV, LP may, at the sole discretion of PTV IV, LP, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee. The director designated to the Board of Directors by KCK may also, at the sole discretion of KCK, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee. The director designated to the Board of Directors by NB Funds may also, at the sole discretion of NB Funds, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee. The director designated to the Board of Directors by Treo Ventures I, L.P. (“Treo”) may also, at the sole discretion of Treo, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee.

2.8 Audit Committee. The Company shall maintain an audit committee of the Board of Directors, membership of which shall be determined by the Board of Directors by mutual agreement after the date hereof. The director designated to the Board of Directors by PTV IV, LP may, at the sole discretion of PTV IV, LP, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee. The director designated to the Board of Directors by KCK may also, at the sole discretion of Treo, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee. The director designated to the Board of Directors by NB Funds may also, at the sole discretion of NB Funds, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee. The director designated to the Board of Directors by Treo may also, at the sole discretion of Treo, elect to be included on such committee, and upon such election the Company shall cause such director to be appointed or elected to such committee.

2.9 Termination of Information, Inspection and Observer Rights Covenants. The covenants set forth in this Section 2 (other than Section 2.11) shall terminate and be of no further force or effect immediately prior to (i) the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with a Qualified IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

2.10 Limit on Information. Anything in this Section 2 to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company, as determined by the Board. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2, except that any Holder may disclose non-proprietary financial and technical information to its officers, directors and/or partners who are bound not to disclose such information, and except further that such information shall not be deemed confidential after it becomes publicly known through no fault of the recipient. Anything in this Section 2 to the contrary notwithstanding, this Section 2.10 shall survive the termination of this Agreement.

2.11 Directors and Officers Insurance; Indemnification. The Company covenants to use its commercially reasonable efforts to maintain directors and officers liability insurance in the amounts determined appropriate by the Company’s Board (which amounts shall not be less than the amounts currently in place on the date of this Agreement). Such policies shall be kept in place for so long as any representative(s) of the Preferred Holders serve on the Company’s Board. The Company agrees to execute and deliver to each non-employee director and to keep in full force and effect an Indemnification Agreement substantially in the form attached hereto as Exhibit B.

2.12 Confidential Information and Assignment of Invention Agreements. The Company will require all of its future officers, employees, and consultants to enter into a standard agreement that contains provisions relating to confidentiality, proprietary information, assignment of inventions and non-solicitation of the Company’s employees substantially in the forms attached as Exhibits F-1, F-2 and F-3 to the Purchase Agreement.

2.13 Press Releases. The Company shall not issue any press release mentioning any Holder without that Holder’s prior written consent.

2.14 Common Stock Issuances. Unless otherwise approved by the Company’s Board, the Company shall not issue any shares of Common Stock following the date hereof (other than shares issuable upon the exercise or conversion of securities outstanding as of the date hereof) unless such shares are subject to a right of first refusal in favor of the Company (or its assignee) upon any proposed transfer (other than transfers for estate planning purposes and other customary exceptions).

3. NEGATIVE COVENANTS OF THE COMPANY. The Company will be limited and restricted as follows:

3.1 General Restrictions. Without the consent of a majority of the non-employee members of the Board, the Company will not hereafter:

(a) issue any shares of its capital stock, grant any options, warrants or other conversion rights or determine the vesting schedule associated with any options, warrants or other conversion rights other than the issuance of stock options or other stock equivalents to employees, officers, consultants or directors pursuant to stock option plans of the Company providing for the granting of shares of Common Stock authorized by the Board, which options vest in accordance with Section 3.1(b);

(b) issue any stock options or other stock equivalents to employees that vest other than in accordance with the following schedule: (a) 25% of such stock subject to the option shall vest on the first anniversary of the date of grant of the option and (b) 75% of such stock subject to the option shall vest monthly over the next three years following the first anniversary of the date of grant of the option (provided that the vesting of any options granted to the Company’s management will cease if such employee to whom the option was issued leaves the Company for any reason). With respect to any shares of stock purchased by any such person still subject to vesting, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

(c) provide or permit any acceleration of vesting with respect to stock options or other equity incentives.

(d) make, or permit any Affiliate of the Company to make, any loan or advances to any Person, including without limitation, to any officer, director or stockholder of the Company (excluding loans and advances to employees or suppliers in the ordinary course of business, which shall include loans to existing employees or prospective employees in connection with relocation expenses), except to a wholly owned subsidiary of the Company;

(e) guarantee, endorse, or otherwise become contingently liable for the obligations or the debts of any other Person, except in the ordinary course of business; or

(f) mortgage or pledge, or create a security interest in, or permit any Affiliate to mortgage, pledge or create a security interest in, all or substantially all of the properties or assets of the Company or such Affiliate.

3.2 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force or effect immediately prior to (i) the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act or (iii) no shares of Preferred Stock or Conversion Common Stock remain outstanding, whichever event shall first occur.

4. MISCELLANEOUS.

4.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective successors and assigns of the parties hereto (including transferees of any securities); provided, however, that if notice is given to the Company pursuant to Section 1.12, the rights of a Holder hereunder may be assigned only (i) to a partner or retired partner of the assigning Holder if such assigning Holder is a partnership or to any Affiliate of any assigning Holder which is also an accredited investor within the meaning of the Securities Act, (ii) to any trust for the benefit of the assigning Holder, (iii) to any Affiliated entities of the assigning Holders if such Affiliated entities are managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company, or (iv) as otherwise permitted or restricted in Section 1.12. Any Holder making an assignment in connection with the sale or transfer of only a portion of its shares shall retain its rights under this Agreement for the shares not sold or transferred. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any provision contained elsewhere in this Agreement, upon the transfer of shares by any of the parties hereto, no claims or causes of action arising out of or related to this Agreement existing as of the transfer date shall be transferred by such party to any respective heir, successor, assign or permitted transferee, provided that the transfer of shares shall not be deemed a waiver by the transferring party of any such claim or cause of action.

4.2 Notices. All notices, requests, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

If to the Company:

Intuity Medical, Inc.

3500 West Warren Avenue

Fremont, CA 94538

Attn: Emory Anderson, CEO

Telephone: [***]

Facsimile: (510) 897-0604

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: Kathleen M. Wells

Telephone: [***]

Facsimile: (650) 463-2600

If to the Holders, at the addresses of each Holder set forth on Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7 and Schedule 8 attached hereto,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

4.3 Amendments and Waivers; Additional Parties. In each case in which approval of the Holders is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of holders of a majority of the outstanding shares of Preferred Stock then held by the Preferred Holders and the outstanding shares of Conversion Common Stock then held by the Prior Preferred Holders, voting together (on a combined and as-if converted basis) (the “Requisite Holders”), unless a different percentage is specifically required pursuant to this Agreement. The rights and obligations of the Company and the Holders under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), modified or amended only by a writing signed by the Company and the Requisite Holders. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holders (including permitted assigns pursuant to Section 4.1 hereof). Notwithstanding the foregoing, no provision of this Agreement may be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination, or waiver applies to all Holders in the same fashion (including, for the avoidance of doubt, and without limitation, that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to AMV’s right to designate a Board observer without the written consent of AMV, that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to IGC’s right to designate a Board observer without the written consent of IGC, that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to KCK’s right to designate a Board observer without the written consent of KCK and that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to the NB Funds’ right to designate a Board observer without the written consent of the NB Funds). The waiver by a party of any breach or default of the terms of this Agreement shall not be deemed to constitute a waiver of any other default or succeeding breach or default. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record Holders of Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.3.

4.4 Severability. In the event that any provision of this Agreement or any agreement entered into pursuant to this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of all the other provisions of this Agreement and each agreement entered into pursuant to this Agreement, and the remainder of this Agreement and each agreement entered into pursuant to this Agreement shall remain binding on the parties hereto and thereto.

4.5 Aggregation of Stock. For purposes of this Agreement, the term “Holder” shall include any partner of the Holder who receives any Preferred Stock or other Registrable Securities pursuant to a distribution from or liquidation of the Holder, and all shares of Preferred Stock and other Registrable Securities by Persons who are Affiliates of each other (which, for this purpose, shall also include Persons which have received distributions of Preferred Stock or Registrable Securities from a partnership holding such securities) shall be aggregated for purposes of meeting any numerical or threshold tests or for determining the availability of any rights under this Agreement.

4.6 Entire Agreement. This Agreement (including the exhibits and schedules hereto and the documents and instruments referred to herein and the exhibits thereto) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral and contemporaneous agreements and understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including the Existing Investors’ Agreement. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

4.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument, and signatures hereto may be provided via facsimile, electronic mail (including pdf or any electronic signature, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.10 Survival of Covenants, Agreements and Obligations. All covenants, agreements and obligations of the Company contained in this Agreement or any exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and delivered in connection with the transactions contemplated hereby and thereby, shall survive the execution and delivery of this Agreement or any exhibits, schedules or other documents, as the case may be, and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by or on behalf of the Holders, except as specifically provided in this Agreement and such exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and delivered by the Company in connection with the transactions contemplated hereby and thereby and except as provided by applicable laws, rules, regulations and judicial decisions.

4.11 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

4.12 Other Remedies. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

4.13 Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court, costs and necessary disbursements (including, without limitation, costs, expenses and fees on any appeal) in addition to any other relief to which such party may be entitled. The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys’ fees. No sum for attorneys’ fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys’ fees.

4.14 Restrictive Legends.

(a) Each certificate representing Common Stock or Preferred Stock shall, expect as otherwise provided in this Section 4.14, be stamped or otherwise imprinted with legends substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.”

“THE OWNERSHIP, TRANSFER, ENCUMBRANCE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED THEREBY, ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each proposed transfer of Common Stock or Preferred Stock, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws pursuant to an exemption from the registration requirements thereof; provided, however, that no such opinion of counsel shall be required for a transfer permitted under Section 5 of that certain Tenth Amended and Restated Voting, Right of First Refusal and Co-Sale Agreement, of even date herewith, by and among the Company and certain of its stockholders identified therein, and provided further that a certificate representing Common Stock or Preferred Stock shall not bear the first such legend set forth above if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act pursuant to an exemption from the registration requirements thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

INTUITY MEDICAL, INC.

By:	/s/ Emory V. Anderson
Emory V. Anderson
President and Chief Executive Officer

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA FUND LP

By: Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabriel J. Cahill
Name:	Gabriel J. Cahill
Title:	Senior Vice President

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA CO-INVEST FUND III LP

By: Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabriel J. Cahill
Name:	Gabriel J. Cahill
Title:	Senior Vice President

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

TREO VENTURES I, L.P.

By:	Treo Ventures I GP, LLC
Its:	General Partner

By:	/s/ Brad H. Vale
Name:	Brad H. Vale
Title:	Managing Member

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

LKCM Headwater Investments III, L.P.

By:	/s/ Michael D. Bornitz
Name:	Michael D. Bornitz
Title:	Partner

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

PTV IV, LP

By:	PTV GP IV, LP
Its:	General Partner

By:	PTV GP III Management LLC
Its:	General Partner

By:	/s/ Matthew Crawford
Name:	Matthew Crawford
Title:	Manager

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

AMV PARTNERS II, L.P.

By: Accuitive Medical Ventures II, LLC
Its: General Partner

By:	/s/ Charles Larsen
Name:	Charles Larsen
Title:	Managing Member

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

301 INTUITY INVESTORS, LLC

By:	/s/ Michael Bornitz
Name:	Michael Bornitz
Title:	Manager

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

KCK LTD.

By:	/s/ Nael Kassar
Name:
Title:

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

U.S. VENTURE PARTNERS IX, L.P.

By:	Presidio Management Group IX, L.L.C.
Its:	General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

VERSANT VENTURE CAPITAL II, L.P.

VERSANT AFFILIATES FUND II-A, L.P.

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, LLC
Its:	General Partner

	By:	/s/ Rebecca Robertson
	Name:	Rebecca Robertson
	Title:	Managing Director

VERSANT VENTURE CAPITAL IV, L.P.

VERSANT SIDE FUND IV, L.P.

By:	Versant Ventures IV, LLC
Its:	General Partner

	By:	/s/ Rebecca Robertson
	Name:	Rebecca Robertson
	Title:	Managing Director

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

EMERGENT MEDICAL PARTNERS, L.P.

By:	EMP Partners, L.L.C.
Its:	General Partner

By:	/s/ Robert Brownell
Name:	Robert Brownell
Title:	Managing Director

EMERGENT MEDICAL PARTNERS II, L.P.

By:	EMP Partners II, L.L.C.
Its:	General Partner

By:	/s/ Robert Brownell
Name:	Robert Brownell
Title:	Managing Director

EMERGENT MEDICAL ASSOCIATES, L.P.

By:	EMP Partners, L.L.C.
Its:	General Partner

By:	/s/ Robert Brownell
Name:	Robert Brownell
Title:	Managing Director

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

/s/ Greg Garfield
GREG GARFIELD

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

/s/ Valeska Schroeder
VALESKA SCHROEDER

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

This is a counterpart signature page to the Eleventh Amended and Restated Investors’ Rights Agreement:

INVESTORS:

THE FAVET LIVING TRUST

By:	/s/ Michael L. Favet
Name:	Michael L. Favet
Title:	Trustee

[SIGNATURE PAGE TO INTUITY MEDICAL, INC.

ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE 1

COMMON HOLDERS

Name and Address of Common Holders
SRI International 333 Ravenswood Avenue Menlo Park, CA 94025-3493

SCHEDULE 2

PRIOR PREFERRED HOLDERS

Name, Address, Telephone and Fax of Prior Preferred Holders
Versant Venture Capital II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Affiliates Fund II-A, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Venture Capital IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Venrock Associates V, L.P. 530 Fifth Avenue 22nd Floor New York, NY 10036 [***] (Telephone) [***] (Fax)

Venrock Partners V, L.P. 530 Fifth Avenue 22nd Floor New York, NY 10036 [***] (Telephone) [***] (Fax)

Name, Address, Telephone and Fax of Prior Preferred Holders
Venrock Entrepreneurs Fund V, L.P. 530 Fifth Avenue 22nd Floor New York, NY 10036 [***] (Telephone) [***] (Fax)

AMV Partners II, L.P. 2905 Premiere Parkway, Suite 150 Duluth, GA 30097 Attn: Charles Larsen [***] (Telephone) [***] (Fax)

U.S. Venture Partners IX, L.P. 1460 El Camino Real, Suite 100 Menlo Park, CA 94025 [***] (Telephone) [***] (Fax)

SRI International 333 Ravenswood Avenue Menlo Park, CA 94025-3493

Investor Growth Capital Limited Canada Court, Upland Road St. Peter Port Guernsey GY1 3BQ Channel Islands [***] (Telephone) [***] (Fax)

Investor Group L.P. Canada Court, Upland Road St. Peter Port Guernsey GY1 3BQ Channel Islands [***] (Telephone) [***] (Fax)

IGC Fund VI, L.P. One Rockefeller Plaza, Suite 2416 New York, NY 10020 [***] (Telephone) [***] (Fax)

Emergent Medical Partners, L.P. 3282 Alpine Road Portola Valley, CA 94028 [***] (Telephone) [***] (Fax)

Name, Address, Telephone and Fax of Prior Preferred Holders
Emergent Medical Associates, L.P. 3282 Alpine Road Portola Valley, CA 94028 [***] (Telephone) [***] (Fax)

Emergent Medical Partners II, L.P. 205 South Drive, Suite B Mountain View CA 94040 [***] (Telephone)

KCK Ltd.

Corner House, 4th Floor

20 Parliament Street,

Hamilton, HM12, Bermuda

Attn: Greg Garfield and Stephen Hoyle

Email: [***];[***]

With a copy, which shall not

constitute notice, to: DLA Piper

LLP (US)

701 Fifth Avenue, Suite 6900

Seattle, WA 98104

Attn: Steven Yentzer

Attn: Tyler Hollenbeck

Telephone: [***]

Facsimile: [***]

PTV IV, LP

3600 North Capital of Texas Hwy, Suite B180

Austin, TX 78746

[***] (Telephone)

301 Intuity Investors, LLC

c/o Michael Bornitz

301 Commerce Street, Suite 1600

Fort Worth, TX 76102

[***] (Telephone)

Michael J. Rechtiene and Sandra A. Thompson 2231 Buttonwood Road Berwyn, PA 19312

Robinhood III, LP 101 Westcott, #603 Houston, TX 77007

Greg Garfield [***] [***] (Telephone)

Name, Address, Telephone and Fax of Prior Preferred Holders
Valeska Schroeder [***] [***] (Telephone)

The Favet Living Trust Michael L. Favet and Patricia L. Favet as Co-trustees [***] [***] (Telephone)

SCHEDULE 3

NEW SERIES A HOLDERS

Name, Address, Telephone and Fax of New Series A Holders

PTV IV, LP

3600 North Capital of Texas Hwy, Suite B180

Austin, TX 78746

[***] (Telephone)

301 Intuity Investors, LLC

c/o Michael Bornitz

301 Commerce Street, Suite 1600

Fort Worth, TX 76102

[***] (Telephone)

KCK Ltd.

Corner House, 4th Floor

20 Parliament Street,

Hamilton, HM12, Bermuda

Attn: Greg Garfield and Stephen Hoyle

Email: [***]; [***]

With a copy, which shall not

constitute notice, to: DLA Piper

LLP (US)

701 Fifth Avenue, Suite 6900

Seattle, WA 98104

Attn: Steven Yentzer

Attn: Tyler Hollenbeck

Telephone: [***]

Facsimile: [***]

U.S. Venture Partners IX, L.P. 1460 El Camino Real, Suite 100 Menlo Park, CA 94025 [***] (Telephone) [***] (Fax)

Versant Venture Capital II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Name, Address, Telephone and Fax of New Series A Holders
Versant Affiliates Fund II-A, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Venture Capital IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

AMV Partners II, L.P. 2905 Premiere Parkway, Suite 150 Duluth, GA 30097 Attn: Charles Larsen [***] (Telephone) [***] (Fax)

Greg Garfield [***] [***] (Telephone)

Valeska Schroeder [***] [***] (Telephone)

The Favet Living Trust Michael L. Favet and Patricia L. Favet as Co-trustees [***] [***] (Telephone)

SCHEDULE 4

NEW SERIES A-1 HOLDERS

Name, Address, Telephone and Fax of New Series A-1 Holders

PTV IV, LP

3600 North Capital of Texas Hwy, Suite B180

Austin, TX 78746

[***] (Telephone)

301 Intuity Investors, LLC

c/o Michael Bornitz

301 Commerce Street, Suite 1600

Fort Worth, TX 76102

[***] (Telephone)

KCK Ltd.

Corner House, 4th Floor

20 Parliament Street,

Hamilton, HM12, Bermuda

Attn: Greg Garfield and Stephen Hoyle

Email: [***]; [***]

With a copy, which shall not

constitute notice, to: DLA Piper

LLP (US)

701 Fifth Avenue, Suite 6900

Seattle, WA 98104

Attn: Steven Yentzer

Attn: Tyler Hollenbeck

Telephone: [***]

Facsimile: [***]

U.S. Venture Partners IX, L.P. 1460 El Camino Real, Suite 100 Menlo Park, CA 94025 [***] (Telephone) [***] (Fax)

Versant Venture Capital II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Name, Address, Telephone and Fax of New Series A-1 Holders
Versant Affiliates Fund II-A, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Venture Capital IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Greg Garfield [***] [***] (Telephone)

Valeska Schroeder [***] [***] (Telephone)

The Favet Living Trust Michael L. Favet and Patricia L. Favet as Co-trustees [***] [***] (Telephone)

SCHEDULE 5

NEW SERIES B HOLDERS

Name, Address, Telephone and Fax of New Series B Holders

PTV IV, LP

3600 North Capital of Texas Hwy, Suite B180

Austin, TX 78746

[***] (Telephone)

301 Intuity Investors, LLC

c/o Michael Bornitz

301 Commerce Street, Suite 1600

Fort Worth, TX 76102

[***] (Telephone)

KCK Ltd.

Corner House, 4th Floor

20 Parliament Street,

Hamilton, HM12, Bermuda

Attn: Greg Garfield and Stephen Hoyle

Email: [***]; [***]

With a copy, which shall not constitute notice, to: DLA Piper LLP (US)

701 Fifth Avenue, Suite 6900

Seattle, WA 98104

Attn: Steven Yentzer

AMV Partners II, L.P. 2905 Premiere Parkway, Suite 150 Duluth, GA 30097 Attn: Charles Larsen [***] (Telephone) [***] (Fax)

U.S. Venture Partners IX, L.P. 1460 El Camino Real, Suite 100 Menlo Park, CA 94025 [***] (Telephone) [***] (Fax)

Name, Address, Telephone and Fax of New Series B Holders
Versant Side Fund IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Venture Capital IV, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Venture Capital II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Affiliates Fund II-A, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Versant Side Fund II, L.P. One Sansome Street, Suite 3630 San Francisco, CA 94104 [***] (Telephone) [***] (Fax)

Emergent Medical Partners II, L.P. 205 South Drive, Suite B Mountain View CA 94040 [***] (Telephone)

Greg Garfield [***] [***] (Telephone)

Valeska Schroeder [***] [***] (Telephone) Email: [***]

Name, Address, Telephone and Fax of New Series B Holders
The Favet Living Trust [***] [***] (Telephone) Email: [***]

SCHEDULE 6

NEW SERIES B-1 HOLDERS

Name, Address, Telephone and Fax of New Series B-1 Holders
Neuberger Berman Principal Strategies PRIMA Fund LP [Address]

Neuberger Berman Principal Strategies PRIMA Co-Invest Fund III LP [Address]

Treo Ventures I, L.P. 3945 Freedom Circle, Ste. 1040 Santa Clara, CA 95054

LKCM Headwater Investments III, L.P. c/o Michael Bornitz 301 Commerce Street, Suite 1600 Fort Worth, TX 76102 [***]

Casey Tansey [***] [***] (Telephone)

SCHEDULE 7

NEW SERIES C HOLDERS

Name, Address, Telephone and Fax of New Series C Holders
The Favet Living Trust [***] [***] (Telephone) Email: [***]

SCHEDULE 8

NEW SERIES C-1 HOLDERS

Name, Address, Telephone and Fax of New Series C-1 Holders
Neuberger Berman Principal Strategies PRIMA Fund LP [Address]

Neuberger Berman Principal Strategies PRIMA Co-Invest Fund III LP [Address]

Casey Tansey c/o U.S. Venture Partners 1460 El Camino Real, Suite 100 Menlo Park, CA 94025 [***] (Telephone) [***] (Fax)

LKCM Headwater Investments III, L.P. c/o Michael Bornitz 301 Commerce Street, Suite 1600 Fort Worth, TX 76102 [***]

Exhibit A

SRI Employees

1.	Aceti, John
2.	Burke, William
3.	Camisa, Raymond
4.	Carlson, Curtis
5.	Carnes, James
6.	Catanese, Carmen
7.	Cherukuri, Satyam
8.	Crofton, James
9.	Endres, Vincent
10.	Fletcher, Gary
11.	Gauff, Susan
12.	Gregory, Christopher
13.	Herzig, Alan
14.	Hug, Abhik
15.	Desai, Nitin
16.	Ho, Wen
17.	Koloski, Daniel
18.	Lister, Mark
19.	Mahoney, Derek
20.	Margicin, John
21.	McBride, Sterling
22.	Murphy, Patrick
23.	Pantuso, Frank
24.	Poux, Christopher
25.	Surenko, Beniamina
26.	Tsekoun, Alexei
27.	VenLent, Anne
28.	Varma, Bobby
29.	Zanucchi, Peter

Exhibit B

Form of Indemnification Agreement

AMENDMENT TO ELEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

November 19, 2020

This Amendment (this “Amendment”) is made and entered into as of the date first written above, and amends that certain Eleventh Amended and Restated Investors’ Rights Agreement, dated as of October 15, 2020, by and among Intuity Medical, Inc. a Delaware corporation (the “Company”), and the stockholders listed on the schedules attached thereto (the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to Section 4.3 of the Agreement, subject to certain limitations, with the written consent of (a) the Company and (b) the holders of a majority of the outstanding shares of Preferred Stock then held by the Preferred Holders and the outstanding shares of Conversion Common Stock then held by the Prior Preferred Holders, voting together (on a combined and as-if converted basis) (the “Requisite Holders”), the rights and obligations of the Company and the Holders under the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), modified or amended.

WHEREAS, the Company and the undersigned Holders desire to amend the Agreement to provide for a board observer right held by Goodgrower, S.A.

WHEREAS, the undersigned Holders constitute the Requisite Holders.

AGREEMENT

The parties agree as follows:

1. Amendments.

(a) Section 1.1(o) of the Agreement is hereby amended and restated in its entirety as follows:

“The term “Qualified IPO” means the closing of a bona fide firm commitment underwritten initial public offering by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Company to the public in which the aggregate gross proceeds received by the Company prior to underwriter discounts, commissions and expenses equals or exceeds $75,000,000 and the holders of New Series B/B-1 Preferred and the holders of New Series C/C-1 Preferred receive their IPO Liquidation Amounts (as defined in the Company’s Amended and Restated Certificate of Incorporation).”

(b) Section 2.6 of the Agreement is hereby amended and restated in its entirety as follows:

“Observer Rights. (i) After such time as Charles Larsen no longer serves on the Company’s Board of Directors, as long as AMV Partners II, L.P. (“AMV”) owns any shares of the Company’s capital stock, the Company shall invite a representative of AMV to attend all meetings of its Board of Directors in a nonvoting observer capacity, (ii) as long as IGC Fund VI, L.P. (“IGC”) owns any shares of the Company’s capital stock, the Company shall invite a representative of IGC to attend all meetings of its Board of Directors in a nonvoting observer capacity, (iii) as long as KCK Ltd. (“KCK”) owns any shares of the Company’s capital stock, the Company shall invite a representative of KCK to attend all meetings of its Board of Directors in a nonvoting observer capacity, (iv) as long as Neuberger Berman Principal Strategies PRIMA Fund LP or Neuberger Berman Principal Strategies PRIMA Co-Invest Fund III LP (the “NB Funds”) hold shares of New Series B/B-1 Preferred or New Series C/C-1 Preferred and until such time as the NB Funds shall have the right to appoint a member of the Board of Directors, the Company shall invite a representative of the NB Funds to attend all meetings of its Board of Directors in a nonvoting observer capacity and (v) as long as Goodgrower, S.A. (“Goodgrower”), together with its Affiliates, owns any shares of the Company’s capital stock, the Company shall invite a representative of Goodgrower to attend all meetings of its Board of Directors in a nonvoting observer capacity, and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representatives shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Holder or its representative is a competitor of the Company.”

(c) Section 4.3 of the Agreement is hereby amended and restated in its entirety as follows:

“Amendments and Waivers; Additional Parties. In each case in which approval of the Holders is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of holders of a majority of the outstanding shares of Preferred Stock then held by the Preferred Holders and the outstanding shares of Conversion Common Stock then held by the Prior Preferred Holders, voting together (on a combined and as-if converted basis) (the “Requisite Holders”), unless a different percentage is specifically required pursuant to this Agreement. The rights and obligations of the Company and the Holders under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), modified or amended only by a writing signed by the Company and the Requisite Holders. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holders (including permitted assigns pursuant to Section 4.1 hereof). Notwithstanding the foregoing, no provision of this Agreement may be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination, or waiver applies to all Holders in the same fashion (including, for the avoidance of doubt, and without limitation, (i) that this clause (i) shall not be amended, terminated or waived without the prior written consent of AMV and that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to AMV’s rights thereunder without the prior written consent of AMV), (ii) that this clause (ii) shall not be amended, terminated or waived without the prior written consent of IGC and that Section 2.6 shall not be

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amended or terminated or the observance of any term therein waived in relation to IGC’s rights thereunder without the prior written consent of IGC), (iii) that this clause (iii) shall not be amended, terminated or waived without the prior written consent of KCK and that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to KCK’s rights thereunder without the prior written consent of KCK), (iv) that this clause (iv) shall not be amended, terminated or waived without the prior written consent of the NB Funds and that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to NB Funds’ rights thereunder without the prior written consent of the NB Funds) and (v) that this clause (v) shall not be amended, terminated or waived without the prior written consent of Goodgrower and that Section 2.6 shall not be amended or terminated or the observance of any term therein waived in relation to Goodgrower’s rights thereunder without the prior written consent of Goodgrower). The waiver by a party of any breach or default of the terms of this Agreement shall not be deemed to constitute a waiver of any other default or succeeding breach or default. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record Holders of Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.3.”

2. Reference to and Effect on the Agreement. On or after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

3. No Other Amendments. Except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

INTUITY MEDICAL, INC.

By:	/s/ Emory Anderson
Name:	Emory Anderson
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA FUND LP

By: Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabriel J. Cahill
Name:	Gabriel J. Cahill
Title:	Senior Vice President

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA CO-INVEST FUND III LP

By: Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabriel J. Cahill
Name:	Gabriel J. Cahill
Title:	Senior Vice President

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

TREO VENTURES I, L.P.

By: Treo Ventures I GP, LLC
Its: General Partner

By:	/s/ Brad H. Vale
Name:	Brad H. Vale
Title:	Managing Member

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

LKCM HEADWATER INVESTMENTS III, L.P.

By:	/s/ Michael D. Bornitz
Name:	Michael D. Bornitz
Title:	Partner

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

301 INTUITY INVESTORS, LLC

By:	/s/ Michael D. Bornitz
Name:	Michael D. Bornitz
Title:	Partner

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

AMV PARTNERS II, L.P.

By: Accuitive Medical Ventures II, LLC
Its: General Partner

By:	/s/ Charles Larsen
Name:	Charles Larsen
Title:	Managing Director

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

KCK LTD.

By:	/s/ Nael Kassar
Name:	Nael Kassar
Title:

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

PTV IV, LP

By: PTV GP IV, LP
Its:	General Partner

By: PTV GP III Management LLC
Its:	General Partner

By:	/s/ Matthew Crawford
Name:	Matthew Crawford
Title:	Manager

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

U.S. VENTURE PARTNERS IX, L.P.

By Presidio Management Group IX, L.L.C.
Its General Partner

By:	/s/ Dale Holladay
Dale Holladay, Attorney-In-Fact

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

VERSANT VENTURE CAPITAL II, L.P.

VERSANT AFFILIATES FUND II-A, L.P.

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, LLC

Its:	General Partner

	By:	/s/ Rebecca Robertson
	Name:	Rebecca Robertson
	Title:	Managing Director

VERSANT VENTURE CAPITAL IV, L.P.

VERSANT SIDE FUND IV, L.P.

By:	Versant Ventures IV, LLC

Its:	General Partner

	By:	/s/ Rebecca Robertson
	Name:	Rebecca Robertson
	Title:	Managing Director

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Eleventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

/s/ Valeska Schroeder
VALESKA SCHROEDER

SIGNATURE PAGE TO INTUITY MEDICAL, INC. AMENDMENT TO ELEVENTH

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT